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                                                                    EXHIBIT 17.1




30 April 96


I, David Joel Chadwick, hereby resign as an officer and Director of Chadmoore Wireless Group, Inc., and all affiliated and related corporations and entitys.


                                                  /s/ David J. Chadwick